Exhibit 99.1
[WRC     WRC MEDIA INC.
MEDIA    512 Seventh Avenue
LOGO]    22nd Floor
         New York, NY  10018



CONTACT:    Richard Nota
            WRC Media Inc.
            212-768-1150
            Fax 212-768-1887
            rnota@wrcmedia.com
            www.wrcmedia.com

FOR IMMEDIATE RELEASE


   WRC MEDIA INC., A LEADING SUPPLEMENTARY EDUCATION PUBLISHER, RELEASES ITS PRELIMINARY AND UNAUDITED CONDENDSED CONSOLIDATED FINANCIAL RESULTS FOR 2003


NEW YORK, NY, JANUARY 28, 2004 - WRC MEDIA RELEASES PRELIMINARY AND UNAUDITED CONDENSED CONSOLIDATED FINANCIAL RESULTS FOR ITS FULL YEAR 2003.



WRC Media has provided below its preliminary, unaudited results for the fiscal year ended December 31, 2003, including a reconciliation of Adjusted EBITDA and Recurring EBITDA to Net Loss for such period. The expected fiscal year 2003 results provided are unaudited and based on preliminary information and management's current expectations and assumptions, and WRC Media cautions that the results are subject to change based on the outcome of our annual audit process. Full audited results for the fiscal year ended December 31, 2003, will be included in WRC Media's Annual Report on Form 10-K, which it expects to file on March 30, 2004.


                                WRC MEDIA INC.

             PRELIMINARY CONDENSED CONSOLIDATED FINANCIAL RESULTS



($ in thousands)                                                             12/31/2002         12/31/2003
                                                                             ----------         ----------
                                                                                                (Unaudited)

   Weekly Reader                                                             $   44,607         $   46,002
   American Guidance Service                                                     57,876             56,652
   World Almanac Education                                                       53,211             49,691
   Compass Learning/ChildU                                                       53,460             50,462
                                                                             ----------         ----------
Net Revenue                                                                  $  209,154         $  202,807

Costs and Expenses:
   Operating costs and expenses                                                 158,962            157,045
   Restructuring and non-recurring expenses                                       8,594                992
   Depreciation                                                                   3,041              2,256
   Amortization of other intangibles                                             18,812             17,971
                                                                             ----------         ----------
   Total operating costs and expenses                                           189,409            178,264
                                                                             ----------         ----------
Operating Income                                                                 19,745             24,543

Interest expense                                                                 29,844             29,051
Other, net (income)/expense                                                       2,343              1,153
                                                                             ----------         ----------
Net loss before income taxes and cumulative effect of
   change in accounting principle                                               (12,442)            (5,661)

Income taxes                                                                     10,980              2,151
                                                                             ----------         ----------
Net loss before cumulative effect of change
   in accounting principle                                                      (23,422)            (7,812)
Cumulative effect of change in accounting principle                             (72,022)                 -
                                                                             ----------         ----------
Net loss                                                                     $  (95,444)        $   (7,812)
                                                                             ==========         ==========
Reconciliation of Adjusted EBITDA and Recurring EBITDA to Net Loss
------------------------------------------------------------------

Net Loss                                                                     $  (95,444)        $   (7,812)
   Depreciation and amortization of intangibles**                                22,209             21,701
   Income taxes                                                                  10,980              2,151
   Interest expense***                                                           29,844             29,051
   Non-cash cumulative effect of accounting change                               72,022                  -
   Restructuring and non-recurring expenses                                       8,594                992
                                                                             ----------         ----------
Adjusted EBITDA [1]                                                              48,205             46,083
   Employee separation costs                                                          -              1,532
   Costs and expenses related to SEC inquiry                                          -                368
   One-time management fee offset                                                     -               (300)
                                                                             ----------         ----------
Recurring EBITDA [2]                                                         $   48,205         $   47,683
                                                                             ==========         ==========

**    Amount includes amortization of capitalized software costs of $356 for 2002 and $1,474 for 2003 which are included in operating costs and expenses above.

***   Cash interest was approximately $27.9 million and $27.8 million for the years ended December 31, 2002 and
      2003, respectively.

Certain reclassifications have been made in the prior year's condensed consolidated financial results to conform with current year's presentation.

------------------------------------------------------------------------------

   1. Adjusted EBITDA represents income (loss) before interest expense, taxes, depreciation, amortization and other (income) charges excluding restructuring costs of $8,594 for the year ended December 31, 2002 and restructuring costs and other non-recurring expenses of $992 for the year ended December 31, 2003. Adjusted EBITDA data is a non-GAAP measure and is included in our discussion because we believe that this information may be considered by investors as an additional basis on which to
      evaluate WRC Media's performance.   Because all companies do not
      calculate Adjusted EBITDA identically, the presentation of Adjusted EBITDA in this report is not necessarily comparable to similarly titled measures of other companies. Adjusted EBITDA is not intended to represent cash flow from operating activities and should not be considered an alternative to net income or loss (as determined in conformity with GAAP) as an indicator of the Company's operating performance or to cash flow as a measure of liquidity. It is presented herein as the Company evaluates and measures each business unit's performance based on their Adjusted EBITDA results. The Company also uses Adjusted EBITDA to evaluate management performance. Adjusted EBITDA may not be available for the Company's discretionary use as there are requirements to repay debt, among other payments.

   2. Recurring EBITDA is defined as Adjusted EBITDA excluding certain costs and expenses believed by WRC Media to be unusual in magnitude or type. When WRC Media evaluates and measures the performance of its business units, it eliminates such costs and expenses because WRC Media believes such elimination provides a more accurate measure of the actual
      performance of the business units.   Recurring EBITDA for the fiscal year
      ended December 31, 2003 excluded (1) a non-cash charge of $1,532 recorded in connection with the separation costs expected to be incurred in connection with the departure of a former officer and director, which costs are subject to change and are expected to be paid in cash during the first half of 2004, (2) a charge of $368 in cash costs and expenses related to an on-going SEC inquiry incurred as of December 31, 2003, and
      (3) management fees of $300 which were waived by our principal shareholder during such period and which otherwise would have been a cash operating cost and expense. The Company believes the 2003 employee separation costs to be unusual in magnitude because only a few employees of the Company have employment contracts which would provide them with similar benefits in the event they leave employment with the Company under certain circumstances. No separation costs of such magnitude were incurred by the Company for any individual employee during the fiscal year ended December 31, 2001 or 2002. The Company believes the costs and expenses related to the SEC inquiry are unusual because this matter represents the only SEC inquiry we have experienced. The Company believes the waiver of management fees payable to our principal shareholder is unusual in type because it was a one-time waiver and our principal shareholder is under no obligation to waive any management fees in the future. Prior to the waiver in 2003, our principal shareholder had not waived its management fees for any previous period. No adjustments were made to Recurring EBITDA for the fiscal year ended December 31, 2002 because no separation costs of unusual magnitude were incurred during such year and our principal shareholder had not waived any of its management fees. Recurring EBITDA is a non-GAAP measure and is not intended to represent cash flow from operating activities and should not be considered an alternative to net income or loss (as determined in conformity with GAAP) as an indicator of the Company's operating performance or to cash flow as a measure of liquidity. We will not be permitted to present Recurring EBITDA in our filings with the SEC because, despite our view that our adjustments are for costs and expenses that are unusual in magnitude or type, we believe it is likely that our adjustments would not meet the SEC's standards for inclusion of such adjustments in filings, which standards would not permit the elimination of items identified as non-recurring, infrequent or unusual when the nature of the charge makes it reasonably likely to recur. Investors should make their own assessment as to the appropriateness of the adjustments included in Recurring EBITDA.

As of December 31, 2003, WRC Media's cash balance was approximately $1.4 million and the consolidated face value of its debt was $275.7 million. During the year ended December 31, 2003, WRC Media made scheduled principal payments of $8.0 million on its senior credit facilities and as of December 31, 2003, there were $5.0 million in outstanding advances under the Company's revolving credit facility. The Company's Series B 15% Senior Preferred Stock due 2011 represented $137.7 million of the Company's total capitalization as of December 31, 2003. Capital expenditures (including prepublication costs) for the year ended December 31, 2003 were $10.3 million. Additionally, the Company incurred approximately $4.8 million in capitalized software development costs for the year ended December 31, 2003.

As of December 31, 2003, WRC Media recorded a charge of $368 thousand for accounting and legal fees relating to an inquiry by the Securities and Exchange Commission. WRC Media is unable at this time to estimate the total amount of such fees that it may incur, and the amount of the reserve may change.

WRC Media is pursuing a new financing that will be secured by a second-priority lien on the collateral securing our existing senior secured credit facility. The Company currently expects the proceeds to be used to repay a portion of our existing credit facility, provide cash for general corporate purposes, and pay related fees and expenses. WRC Media has engaged Credit Suisse First Boston and Banc of America Securities to lead the transaction.


The new financing will require the approval of our lenders under our existing credit facility. The transaction is currently expected to be completed by the end of February 2004; however, we can give no assurances as to whether we will be successful in achieving the new financing or, if successful, when such transaction would be completed.

                                * * * * * * *

WRC Media Inc., a leading publishing and media company, creates and distributes innovative supplementary educational materials for the school, library, and home markets. WRC Media's product suite includes some of the best-known brands in education, recognized for their consistent high quality and proven effectiveness. WRC Media Inc. operates in one industry segment, educational publishing organized in five principal operating units:

     AGS(R) is a leader in producing highly reliable and valid behavior, ability, achievement, and speech-language assessments for all ages. The company also publishes a variety of high-interest, low-reading- level textbooks for middle and high school students, as well as curriculum-based assessment software and test preparation programs.

     CompassLEARNING(TM) is the leader in research-driven, standards- based innovative-learning solutions that provide choices to help teachers manage student performance, personalize learning, and connect communities of learners. With over 7,000 hours of curriculum and instruction, more than 20,000 schools use CompassLEARNING(TM) solutions.

     World Almanac Education Group, Inc. publishes the World Almanac(R), the World Almanac for Kids, Facts On File(R) news periodicals and Internet services, Gareth Stevens books, and the Funk & Wagnalls(R) encyclopedia. The company distributes high quality print and electronic education materials to schools and libraries.

     Weekly Reader Corporation publishes Weekly Reader(R) periodicals serving over 7 million school children. It also publishes other branded periodicals and instructional materials, including Teen Newsweek(R), published for middle and high school students.

     WRC Consumer and Sponsored Publishing include the company's custom educational publishing company, Lifetime Learning Systems(R) (Lifetime). Lifetime Learning Systems is the recognized leader in developing customized educational programs. Lifetime's programs are customized for sponsors; including corporations, nonprofit associations and government agencies that have the need to cost effectively convey important public relations and marketing messages to targeted audiences. The mission of WRC Consumer and Sponsored Publishing is to continue grow WRC Media sales. It will mine the value of our brands and grow our consumer business through alternative outlets and alliances.

Information in this press release may contain forward-looking statements, including statements regarding our expectations, beliefs, intentions or strategies that involve a number of risks, uncertainties, and assumptions. Should any of the risks or uncertainties develop into actual events, or our assumptions prove to be inaccurate, actual outcomes and results could differ materially from what is expressed in such forward-looking statements and these developments or inaccuracies could materially and adversely affect our business, financial condition and results of operations. The Company disclaims any intention or obligation to update or revise forward-looking statements,
whether as a result of new information, future events or otherwise.   Risks and
uncertainties relating to WRC Media's and its subsidiaries' businesses are set forth in the documents and reports filed from time to time with the Securities and Exchange Commission.

Additional links:
www.wrcmedia.com
www.agsnet.com
www.compasslearning.com
www.weeklyreader.com
www.worldalmanac.com
www.worldalmanacforkids.com
www.facts.com
www.wae.cc
www.childu.com
www.garethstevens.com
www.thinkbox.com
www.lls-online.com